EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference on Form S-8 File No. 333-131945 of American Pacific Corporation of our report dated March 31, 2014, relating to the financial statements and supplemental schedule of the Ampac Fine Chemicals LLC Bargaining Unit 401(k) Plan, which appears in this Annual Report on Form 11-K of the Ampac Fine Chemicals LLC Bargaining Unit 401(k) Plan for the year ended September 30, 2013.

/s/ McGladrey LLP

McLean, Virginia

March 31, 2014